WELLS FARGO FUNDS TRUST

SHAREHOLDER SERVICING PLAN

WHEREAS, Wells Fargo Funds Trust (the “Trust”) is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to adopt a shareholder servicing plan (the “Plan”) on behalf of theclass or classes of shares (each a “Class” and, collectively, the “Classes”) of the series of the Trust (each a “Fund” and, collectively, the“Funds”) listed in Appendix A, as it may be amended from time to time, and the Trust’s Board ofTrustees (the “Board”), including a majority of the Qualified Trustees (as defined below), has determined that there is a reasonable likelihood that adoption of the Plan will benefit each Class and its shareholders;

NOW THEREFORE, each Fund hereby adopts the Plan on behalf of each Class on the following terms and conditions:

Section 1.         The Trust, on behalf of each Class, may execute and deliver written agreements based substantially on the form attached hereto as Appendix B or on any other form duly approved by the Board (the “Servicing Agreement”) with the Trust’s distributor, administrator and adviser, or any of their affiliates (the “Servicing Agents”) to provide or engage other entities to provide certain shareholder services as set forth in Schedule II of the Servicing Agreement (the “Services”) to beneficial owners of the Fund’s shares (the “Clients”).  The Servicing Agents may execute and deliver written, third-party agreements with banks, investment advisers, and other financial institutions, that are holders ofrecord or have a servicing relationship with Clients (the “Intermediaries”), based substantially on the form duly approved by the Board, attached hereto as Appendix C, (the “Administrative and Shareholder Services Agreement”) to provide the Services to their Clients or otherwise meeting the standards set forth in the Servicing Agreement.  A Servicing Agent may execute and deliver written, third-party agreements with broker-dealers that are holders ofrecord or have a servicing relationship with Clients, based substantially on the form duly approved by the Board under the Distribution Plan.  Pursuant to the Servicing Agreement, the Servicing Agents shall provide the Services in consideration of a fee payable from the assets of each Class, computed monthly in the manner set forth in the respective Fund’s then current prospectus, at the annual rates set forth in Appendix A.  All of the expenses incurred bya Class in connection with a Servicing Agreement and the implementation of the Plan shall be borne entirely by the shareholders of that Class.  The Servicing Agents shall monitor the arrangements pertaining to the Administrative and Shareholder Services Agreement.

Section 2.         The Plan shall be effective withrespect to each Class: (a)on the date upon which the Plan is approved forsuch Class byvote of a majority of the trustees of the Trust (the “Trustees”), including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose ofvoting on the approval of the Plan for such Class; or (b) on the date the Class commences operations, if such date is later.

Section 3.         Unless earlier terminated, thePlan shall continuein effect for a period of one yearfrom its effective date and shall continue thereafter for successive annual periods, provided that such Plan is reapproved at least annually, with respect to aClass by vote of a majority of the Trustees ofthe Trust, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of votingon such reapproval.

Section 4.         So long as thePlan is in effect, the Trust shall provide, or shall cause the Trust’s administrator to provide, to the Board, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

Section 5.         The Plan may be amended at anytime with respect to a Class by the Trustees, provided that any material amendment of the terms of the Plan (including a material increase of the feepayable hereunder) shall becomeeffective only upon theapprovals set forth in Section 3.

Section 6.         The Plan may be terminated with respect to any Class at anytime by vote of a majority of the Qualified Trustees.

Section 7.         While the Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust shall becommitted to the discretion of the Trustees who are not interested persons of the Trust.

Section 8.         Notwithstanding anything herein to the contrary, no Fund orClass shall be obligated to make anypayments under the Plan that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association ofSecurities Dealers, Inc.

Section 9.         The Trust shall preserve copies of the Plan, each Servicing Agreement, and each written report presented to the Board pursuant to Section 1 hereof, for a period of not less than six years from the date of the Plan, Servicing Agreement or report, as the case may be, the first twoyears in an easily accessible place.

Section 10.       The provisions of the Plan are severablefor each Class, and whenever any action is to be taken with respect to the Plan, such action shall be taken separately for each suchaffected Class.

Section 11.       As used in the Plan, (a) the term “interested person” shall have the meaning given it in the 1940 Act and the rules and regulations thereunder, subject to such exemption or interpretation as may be provided by the Securities and Exchange Commission or the staff thereof, and (b) the term “Qualified Trustees” shall mean the Trustees who (i) are not “interested persons” of the Trust and (ii) have no direct or indirect financial interest in the operation of the Plan or in anyServicing Agreement.

Approval by the Board of Trustees:  February 20, 2014

APPENDIX A

SHAREHOLDER SERVICING PLAN

WELLS FARGO FUNDS TRUST

Funds Trust Funds and Share Classes*	Maximum Shareholder Servicing Fee
Absolute Return Fund Class A Class C Administrator Class	0.25 0.25 0.25
Adjustable Rate Government Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Alternative Strategies Fund[1] Class A Class C Administrator Class	0.25 0.25 0.25
Asia Pacific Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Asset Allocation Fund Class A Class B Class C Class R Administrator Class	0.25 0.25 0.25 0.25 0.25
C&B Large Cap Value Fund Class A Class B Class C Investor Class Administrator Class	0.25 0.25 0.25 0.25 0.25
C&B Mid Cap Value Fund Class A Class B Class C Investor Class Administrator Class	0.25 0.25 0.25 0.25 0.25
California Limited-Term Tax-Free Fund Class A Class C Administrator Class	0.25 0.25 0.25
California Municipal Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
California Tax-Free Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Capital Growth Fund Class A Class C Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Cash Investment Money Market Fund Administrator Class Service Class	0.10 0.25
Colorado Tax-Free Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Common Stock Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Core Bond Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Disciplined U.S. Core Fund Class A Class C Administrator Class	0.25 0.25 0.25
Discovery Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Diversified Capital Builder Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Diversified Equity Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Diversified Income Builder Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Diversified International Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Dow Jones Target Today Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2010 Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2015 Fund Class A Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2020 Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2025 Fund Class A Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2030 Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2035 Fund Class A Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2040 Fund Class A Class B Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2045 Fund Class A Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2050 Fund Class A Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.10 0.25 0.25
Dow Jones Target 2055 Fund Class A Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.10 0.25 0.25
Emerging Growth Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Emerging Markets Equity Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Emerging Markets Equity Income Fund Class A Class C Administrator Class	0.25 0.25 0.25
Emerging Markets Equity Select Fund Class A Class C Administrator Class	0.25 0.25 0.25
Emerging Markets Local Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Endeavor Select Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Enterprise Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Global Opportunities Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Government Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
Government Securities Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Growth Balanced Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Growth Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Heritage Money Market Fund Administrator Class Service Class	0.10 0.25
High Income Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
High Yield Bond Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
High Yield Municipal Bond Fund Class A Class C Administrator Class	0.25 0.25 0.25
Income Plus Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Index Asset Allocation Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Index Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.10 0.25
Inflation-Protected Bond Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Intermediate Tax/AMT-Free Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
International Bond Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
International Equity Fund Class A Class B Class C Class R Administrator Class	0.25 0.25 0.25 0.25 0.25
International Value Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Intrinsic Value Fund Class A Class B Class C Class R Class R4 Administrator Class	0.25 0.25 0.25 0.25 0.10 0.25
Intrinsic Small Cap Value Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Intrinsic World Equity Fund Class A Class C Administrator Class	0.25 0.25 0.25
Large Cap Core Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Large Cap Growth Fund Class A Class C Class R Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.10 0.25 0.25
Large Company Value Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Minnesota Tax-Free Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Moderate Balanced Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Money Market Fund Class A Class B Class C Daily Class Investor Class Service Class	0.25 0.25 0.25 0.25 0.25 0.25
Municipal Bond Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Municipal Cash Management Money Market Fund Administrator Class Service Class	0.10 0.25
Municipal Money Market Fund Class A Investor Class Service Class Sweep Class	0.25 0.25 0.25 0.25
National Tax-Free Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
North Carolina Tax-Free Fund Class A Class C	0.25 0.25
Omega Growth Fund Class A Class B Class C Class R Administrator Class	0.25 0.25 0.25 0.25 0.25
Opportunity Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Pennsylvania Tax-Free Fund Class A Class B Class C	0.25 0.25 0.25
Precious Metals Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Premier Large Company Growth Fund Class A Class B Class C Class R4 Administrator Class Investor Class	0.25 0.25 0.25 0.10 0.25 0.25
Short Duration Government Bond Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Short-Term Bond Fund Class A Class C Investor Class	0.25 0.25 0.25
Short-Term High Yield Bond Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Short-Term Municipal Bond Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Small Cap Opportunities Fund Administrator Class	0.25
Small Cap Value Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Small Company Growth Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Small Company Value Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Small/Mid Cap Value Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Special Mid Cap Value Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Special Small Cap Value Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Specialized Technology Fund Class A Class B Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25 0.25
Strategic Income Fund Class A Class C Administrator Class	0.25 0.25 0.25
Strategic Municipal Bond Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
Traditional Small Cap Growth Fund Class A Class C Administrator Class	0.25 0.25 0.25
Treasury Plus Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25
Ultra Short-Term Income Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Ultra Short-Term Municipal Income Fund Class A Class C Administrator Class Investor Class	0.25 0.25 0.25 0.25
Utility & Telecommunications Fund Class A Class B Class C Administrator Class	0.25 0.25 0.25 0.25
WealthBuilder Conservative Allocation Portfolio	0.25
WealthBuilder Equity Portfolio	0.25
WealthBuilder Growth Allocation Portfolio	0.25
WealthBuilder Growth Balanced Portfolio	0.25
WealthBuilder Moderate Balanced Portfolio	0.25
WealthBuilder Tactical Equity Portfolio	0.25
Wisconsin Tax-Free Fund Class A Class C Investor Class	0.25 0.25 0.25
100% Treasury Money Market Fund Class A Administrator Class Service Class Sweep Class	0.25 0.10 0.25 0.25

1. On November 20, 2013 the Board of Wells Fargo Funds Trust approved the establishment of the Alternative Strategies Fund.  The fund is scheduled to become effective in the second quarter of 2014.

Fees payable to a Servicing Agent are expressed as a percentage of the average daily net asset value of the shares of the specified class of the particular Fund beneficially owned by or attributable to clients of the Servicing Agent.

*On November 7, 2007, the Board of Trustees approved the closing of Class B shares to new investors and additional investments, effective February 14, 2008, with the exception of the Money Market Fund. Following the closing of the Class B shares, 12b-1 and shareholder servicing fees will continue to reimburse previously incurred distribution-related expenses and expenses for servicing shareholder accounts and retain the assets of existing shareholders.

Approved: February 20, 2014

The foregoing fee schedule is agreed to as of February 20, 2014 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST

By:

            C. David Messman

            Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:

            Andrew Owen

            Executive Vice President